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                                                                     EXHIBIT 4.7



                                WARRANT AGREEMENT

        THIS WARRANT AGREEMENT dated as of October 21, 1998, between Alpha-Beta Technology, Inc., a Massachusetts corporation (the "Company"), and World Capital Funding, LLC (the "Holder").

                              W I T N E S S E T H:

        WHEREAS, the Company has engaged the Holder to act as a consultant to the Company regarding certain financing alternatives; and

        WHEREAS, in consideration thereof, the Company has authorized the issuance to the Holder of the warrant (the "Warrant") of the Company represented by this Warrant Agreement, which Warrant entitles the Holder to purchase, upon the terms and conditions hereinafter set forth, shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                GRANT OF WARRANT

        This Warrant Agreement entitles the Holder to purchase up to six thousand two hundred fifty (6,250) shares of Common Stock at a price per share equal to the Exercise Price per share (as defined in Section 2.1 hereof).

                                   ARTICLE II

                       EXERCISE OF WARRANT; EXERCISE PRICE

        Section 2.1 EXERCISE PRICE. This Warrant Agreement shall entitle the Holder, subject to the provisions of Article II and Article III, to purchase from the Company the number of shares of Common Stock provided for in Article I, at a purchase price equal to the product of (x) 1.50 multiplied by (y) the closing trade price on the date hereof for a share of Common Stock on the Nasdaq National Market as reported by Bloomberg (such price, which shall be listed on Schedule I and attached hereto upon determination, is hereinafter referred to as the


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"Exercise Price"), which shall be payable in full in cash at the time of exercise of this Warrant Agreement.

        Section 2.2 RIGHT TO EXERCISE THE WARRANT. This Warrant Agreement may be exercised in full only, at any time during the period from the date hereof through the date of the fifth anniversary of the date hereof (the "Exercise Period").

        Section 2.3 PROCEDURE FOR EXERCISING THE WARRANT. The Holder may exercise this Warrant Agreement by executing the Form of Election attached hereto as EXHIBIT A and delivering it to the Company and tendering the requisite aggregate Exercise Price for the number of shares of Common Stock subject to this Warrant Agreement to the Company on any business day during normal business hours (the date of receipt of such Form of Election and aggregate Exercise Price by the Company is hereinafter referred to as the "Exercise Date") provided, that in lieu of tendering the requisite aggregate Exercise Price in cash, the Holder may elect to exercise this Warrant Agreement on a net basis whereupon (a) the number of shares of Common Stock issued upon such exercise shall be reduced by that number of shares which have an aggregate fair market value, based upon the average closing price for the Company's Common Stock for the last ten trading days prior to the Exercise Date, equal to the requisite aggregate Exercise Price and (b) the Exercise Price shall be deemed to have been paid and satisfied by the tender of such shares to the Company.

        Section 2.4 ISSUANCE OF SHARES OF COMMON STOCK. As soon as practicable after the Exercise Date the Company shall (provided that it has received the Form of Election duly executed, accompanied by payment of the Exercise Price pursuant to Section 2.1 hereof for each of the shares of Common Stock to be purchased) promptly cause certificates for the number of shares of Common Stock to be issued in respect of this Warrant Agreement to be delivered to or upon the order of the Holder, registered in such name as may be designated by such holder; provided that if the Common Stock is to be registered in the name of any entity or person other than the Holder, the Company may require evidence of compliance by the Holder with all applicable securities laws.

                                   ARTICLE III

            RESERVATION AND AVAILABILITY OF COMMON STOCK; ADJUSTMENTS

        Section 3.1 RESERVATION OF COMMON STOCK. The Company covenants and agrees that it will cause to be kept available out of its authorized and unissued Common Stock, or its authorized and issued Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of this Warrant Agreement.

        Section 3.2 COMMON STOCK TO BE DULY AUTHORIZED AND ISSUED, FULLY PAID AND NONASSESSABLE. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of the Warrant




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shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued and fully paid and non-assessable shares.

        Section 3.3 COMMON STOCK RECORD DATE. Each person or entity in whose name any certificate for shares of Common Stock is issued upon the exercise of this Warrant Agreement shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Form of Election was duly executed and payment of the aggregate Exercise Price was made pursuant to
Section 2.1 hereof. Prior to the exercise of this Warrant Agreement, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Common Stock for which this Warrant Agreement shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 3.4 ADJUSTMENT FOR COMMON STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case the Company shall, at any time or from time to time, (i) pay a dividend in Common Stock, or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (a) the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and
(b) the number of shares of Common Stock for which this Warrant Agreement may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

        Section 3.5 REORGANIZATIONS. All rights to exercise this Warrant Agreement shall terminate in the event of any Reorganization (as defined below), liquidation or dissolution of the Company, provided that the Company shall have given at least thirty (30) days prior written notice to the Holder that such transaction or event was to be consummated or effected and that the failure to exercise this Warrant Agreement prior to such transaction or event shall result in the lapse and termination of this Warrant Agreement and any rights hereunder. In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or transfer of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as




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"Reorganizations"), there shall be deliverable upon exercise of this Warrant
Agreement (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant Agreement would have been entitled upon such Reorganization if this Warrant Agreement had been exercised immediately prior to such Reorganization.

                                   ARTICLE IV

                HOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS

        The Holder represents and warrants to and covenants with, the Company, as follows:

        Section 4.1 INVESTMENT REPRESENTATIONS. It understands the risks of investing in developing high technology companies such as the Company and can afford a loss of its entire investment. It is acquiring the Warrant for investment for its own account and not with the view to, or for resale in connection with any distribution thereof. It understands that the Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state blue sky laws, by reason of specified exemptions from the registration provisions of the Securities Act and such laws. It acknowledges that the Warrant and the shares of Common Stock issuable upon exercise thereof must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not be available for resale of the shares. It has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's facilities.

        Section 4.2 NO CONFLICT. The Holder hereby represents and warrants that
(i) its acquisition of the Restricted Securities does not violate any law, ordinance or regulation of any governmental entity or regulatory authority having authority or jurisdiction over the Holder, and (ii) no order or authorization of, consent from or filing with any court or governmental entity or regulatory authority that has not been made or received (as applicable) is required in connection with the Holder's acquisition of the Restricted Securities.

        Section 4.3 RESTRICTIONS ON TRANSFERABILITY. Neither the Warrant, nor the shares of Common Stock received upon exercise thereof, shall be transferable, except upon the conditions specified in and in accordance with the terms of this Article IV hereof.

        Section 4.4 RESTRICTIVE LEGEND. Each certificate representing shares of the Company's Common Stock issuable upon exercise of the Warrant, or any other securities issued in respect



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of the Common Stock issued upon exercise of the Warrant, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE ANY PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

        Section 4.5 RESTRICTIONS ON, AND NOTICE OF, PROPOSED TRANSFERS. The Holder agrees that prior to any proposed transfer of this Warrant or any of the shares of Common Stock issuable upon exercise of this Warrant (collectively, the "Restricted Securities"), the Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (a) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or under any applicable state or other securities laws (which opinion with respect to state or other securities laws shall in any event be delivered if the "no-action" letter is delivered pursuant to Section 4.4(b)) or (b) a "no-action" letter from the staff of the Securities and Exchange Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the Holder shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered to the Company. Each certificate evidencing the Restricted Securities transferred as provided above shall bear the appropriate restrictive legend set forth in Section 4.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to comply with any provisions of the Securities Act.




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                                    ARTICLE V

                                  MISCELLANEOUS

        Section 5.1 NOTICES. Notices or demands relating to this Warrant Agreement shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied, or delivered by nationally-recognized overnight or other courier:

If to the Holder:        World Capital Funding, LLC
                         1499 Blake Street
                         Denver, CO 80202
                         Attention: Mr. Keith Mazer
                         Fax: (303) 620-9199

If to the Company:       Alpha-Beta Technology, Inc.
                         One Innovation Drive
                         Three Biotech Park
                         Worcester, MA 01605
                         Attention: Chief Financial Officer
                         Fax: (508) 799-7968

            copy to:     John J. Egan III, Esq.
                         Goodwin, Procter & Hoar LLP
                         Exchange Place
                         Boston, MA 02109
                         Fax: (617) 523-1231

        Section 5.2 SUCCESSORS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder; provided that this Warrant Agreement may be assigned by the Holder only with the prior written consent of the Company, and without such consent any attempted transfer shall be null and void.

        Section 5.3 MASSACHUSETTS CONTRACT. THIS AGREEMENT AND THE WARRANT, AND ALL QUESTIONS RELATING TO THE INTERPRETATION, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE WARRANT, SHALL BE GOVERNED IN ALL RESPECTS BY THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.




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        Section 5.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, other than by a written instrument executed by the Company and the Holder.

        Section 5.5 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder shall be enforceable to the fullest extent permitted by law.


                  [Remainder of Page Intentionally Left Blank]





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        IN WITNESS WHEREOF, the parties hereto have caused this Warrant
Agreement to be duly executed and delivered, all as of the date and year first above written.


                                     ALPHA-BETA TECHNOLOGY, INC.



                                     By: /s/ Joseph M. Grimm
                                         ------------------------------
                                         Name: Joseph M. Grimm
                                         Title: Chief Financial Officer




                                     WORLD CAPITAL FUNDING, LLC



                                     By: /s/ Keith Mazer
                                         ------------------------------
                                         Name: Keith Mazer
                                         Title: Managing Partner




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                                                                      SCHEDULE I

Closing trade price on October 21, 1998: $1.09375 per share


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                                                                       EXHIBIT A



                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the Holder desires to
                         exercise the Warrant Agreement)


To ALPHA-BETA TECHNOLOGY, INC.:


        The undersigned hereby irrevocably elects to exercise the Warrant represented by the Warrant Agreement to purchase _______ shares of Common Stock issuable upon the exercise of such Warrant and requests that certificates for such shares be issued in the name of:


     _____________________________________________________________________
                         (Please print name and address)

     _____________________________________________________________________


Please insert social security or other identifying number ________________

Dated: _____________, 19__.

                                             By: _________________________
                                                 Name:
                                                 Title: